Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED FIRST QUARTER 2023 RESULTS,

APRIL 2023 MONTHLY DIVIDEND AND

MARCH 31, 2023 RMBS PORTFOLIO CHARACTERISTICS

●	April 2023 Monthly Dividend of $0.16 Per Share of Common Stock
●	Estimated Book Value Per Share as of March 31, 2023 of $11.56
●	Estimated GAAP net income of $0.10 per share for the quarter ended March 31, 2023, including an estimated $0.33 per share of net realized and unrealized gains on RMBS and derivative instruments
●	Estimated 0.9% total return on equity for the quarter
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of March 31, 2023
●	Next Dividend Announcement Expected May 10, 2023

Vero Beach, Fla., April 12, 2023 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of April 2023. The dividend of $0.16 per share will be paid May 26, 2023 to holders of record of the Company’s common stock on April 28, 2023, with an ex-dividend date of April 27, 2023. The Company plans on announcing its next common stock dividend on May 10, 2023.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of April 12, 2023 and March 31, 2023 the Company had 39,085,756 shares of common stock outstanding. As of December 31, 2022, the Company had 36,764,983 shares of common stock outstanding.

Estimated March 31, 2023 Book Value Per Share

The Company’s estimated book value per share as of March 31, 2023 was $11.56.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At March 31, 2023, the Company's preliminary estimated total stockholders' equity was approximately $451.7 million with 39,085,756 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net income per share of $0.10, which includes $0.33 per share of net realized and unrealized gains on RMBS and derivative instruments for the quarter ended March 31, 2023.  These amounts compare to total dividends declared during the quarter of $0.48 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended March 31, 2023 was 0.9%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.11 per share, comprised of dividends per share of $0.48 and a decrease in book value per share of $0.37 from December 31, 2022.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2023 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended March 31, 2023, are subject to review by the Company's independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Jan 23 -
									Mar-23	23-Mar
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Apr)	in Apr)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
15yr 4.0	$391	$387	0.01%	$99.02	4.00%	4.54%	59	120	0.8%	0.8%	$6	$(6)
15yr Total	391	387	0.01%	99.02	4.00%	4.54%	59	120	0.8%	0.8%	6	(6)
30yr 3.0	2,516,951	2,273,406	56.84%	90.32	3.00%	3.44%	23	333	4.6%	3.6%	72,498	(74,352)
30yr 3.5	209,465	198,346	4.96%	94.69	3.50%	4.03%	37	313	7.6%	6.8%	5,443	(5,534)
30yr 4.0	471,336	452,279	11.31%	95.96	4.00%	4.76%	15	343	5.0%	2.9%	11,023	(11,985)
30yr 4.5	484,072	472,527	11.81%	97.62	4.37%	5.30%	10	350	3.1%	4.0%	8,895	(10,303)
30yr 5.0	582,948	583,517	14.59%	100.10	5.00%	5.93%	7	353	7.6%	5.5%	9,077	(10,956)
30yr Total	4,264,772	3,980,075	99.50%	93.32	3.56%	4.16%	19	338	5.0%	3.9%	106,935	(113,131)
Total Pass Through RMBS	4,265,163	3,980,462	99.51%	93.32	3.56%	4.16%	19	338	5.0%	3.9%	106,942	(113,138)
Structured RMBS
IO 20yr 4.0	10,226	1,071	0.03%	10.47	4.00%	4.57%	135	98	12.3%	10.6%	5	(6)
IO 30yr 3.0	3,107	426	0.01%	13.72	3.00%	3.64%	98	252	0.7%	0.6%	-	(2)
IO 30yr 4.0	89,063	16,329	0.41%	18.33	4.00%	4.60%	103	248	5.1%	4.8%	(487)	351
IO 30yr 4.5	3,814	715	0.02%	18.74	4.50%	4.99%	153	193	8.0%	7.1%	(10)	6
IO 30yr 5.0	2,134	422	0.01%	19.76	5.00%	5.36%	153	195	16.2%	11.0%	(11)	8
IO Total	108,344	18,963	0.47%	17.50	4.01%	4.60%	109	231	6.0%	5.5%	(504)	358
IIO 30yr 4.0	30,333	482	0.01%	1.59	0.00%	4.40%	67	283	6.5%	6.4%	118	(101)
Total Structured RMBS	138,677	19,445	0.49%	14.02	3.13%	4.55%	100	242	6.1%	5.7%	(387)	257

Total Mortgage Assets	$4,403,840	$3,999,907	100.00%		3.55%	4.18%	22	335	5.0%	4.0%	$106,555	$(112,881)

	Average	Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
5-Year Treasury Future(2)	$(926,500)	Jun-23	$(22,925)	$20,536
10-Year Treasury Ultra(3)	(54,200)	Jun-23	(3,256)	2,932
Swaps	(1,674,000)	Apr-29	(42,016)	40,449
TBA	(875,000)	Apr-23	(23,956)	25,351
Swaptions	(533,000)	May-24	(3,073)	4,945
Hedge Total	$(4,062,700)		$(95,226)	$94,213
Rate Shock Grand Total			$11,329	$(18,668)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $109.51 at March 31, 2023. The market value of the short position was $1,014.6 million.
(3)	Ten-year Treasury Ultra futures contracts were valued at prices of $117.12 at March 31, 2023. The market value of the short position was $63.5 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2023
Fannie Mae	$2,630,154	65.8%
Freddie Mac	1,369,753	34.2%
Total Mortgage Assets	$3,999,907	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2023
Non-Whole Pool Assets	$155,241	3.9%
Whole Pool Assets	3,844,666	96.1%
Total Mortgage Assets	$3,999,907	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of March 31, 2023	Borrowings	Debt	Rate	in Days	Maturity
ABN AMRO Bank N.V.	$220,568	5.9%	5.12%	74	6/13/2023
ASL Capital Markets Inc.	213,221	5.7%	4.89%	18	4/20/2023
BMO Capital Markets Corp.	77,400	2.1%	4.91%	20	4/20/2023
Merrill Lynch, Pierce, Fenner & Smith	337,222	8.9%	4.96%	19	4/28/2023
Cantor Fitzgerald & Co	219,290	5.8%	4.85%	9	5/11/2023
Citigroup Global Markets Inc	190,315	5.0%	4.99%	27	4/28/2023
Daiwa Capital Markets America Inc.	255,292	6.8%	4.76%	17	4/17/2023
ING Financial Markets LLC	232,368	6.2%	4.97%	34	5/4/2023
J.P. Morgan Securities LLC	350,932	9.3%	4.87%	13	4/24/2023
Lucid Cash Fund USG, LLC	18,430	0.5%	4.95%	13	4/13/2023
Mirae Asset Securities (USA) Inc.	303,698	8.1%	5.01%	87	9/1/2023
Mitsubishi UFJ Securities (USA), Inc	173,462	4.6%	4.87%	22	5/1/2023
RBC Capital Markets, LLC	315,289	8.4%	4.94%	25	5/11/2023
South Street Securities, LLC	37,144	1.0%	4.90%	17	4/17/2023
Wells Fargo Bank, N.A.	162,880	4.3%	5.06%	45	6/9/2023
Goldman, Sachs & Co.	124,384	3.3%	4.95%	17	4/24/2023
Lucid Prime Fund, LLC	2,684	0.1%	4.95%	13	4/13/2023
Santander Bank, N.A.	118,614	3.1%	4.84%	23	4/27/2023
Marex Capital Markets Inc.	234,160	6.2%	4.88%	18	4/28/2023
StoneX Financial Inc.	182,084	4.8%	4.81%	25	5/10/2023
Total Borrowings	$3,769,437	100.0%	4.92%	30	9/1/2023

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400